Exhibit 77C: Submission of matters to a vote of security holders
1. At a special meeting of the shareholders of the Harbor Funds held on June 25, 2013, shareholders approved a new advisory agreement for each of the following Harbor Funds:
Fund Name
For
Against/Withhold
Abstain
Harbor Bond Fund
304,942,504.65
4,952,683.60
13,022,609.98
Harbor Capital Appreciation Fund
212,495,742.08
1,583,835.56
4,153,137.89
Harbor Commodity Real Return Strategy Fund
27,537,953.24
491,533.20
712,348.68
Harbor Convertible Securities Fund
13,621,647.84
4,263.14
0
Harbor Emerging Markets Debt Fund
1,083,125.13
11,366.84
30,137.51
Harbor Global Growth Fund
960,673.68
4,595.09
5,214.27
Harbor Global Value Fund
936,019.47
15,100.81
2,265.55
Harbor High-Yield Bond Fund
136,498,854.97
387,105.63
615,388.51
Harbor International Fund
389,729,177.23
2,923,307.90
6,699,810.59
Harbor International Growth Fund
8,996,826.64
156,443.64
699,474.62
Harbor Large Cap Value Fund
7,971,515.08
114,118.24
120,829.91
Harbor Mid Cap Growth Fund
29,603,361.46
160,413.34
923,856.96
Harbor Mid Cap Value Fund
4,670,761.37
6,939.63
19,641.77
Harbor Money Market Fund
117,721,467.44
1,186,969.21
1,043,580.82
Harbor Real Return Fund
18,711,034.44
422,959.40
1,006,946.77
Harbor Small Cap Growth Fund
23,019,999.96
142,500.78
647,188.31
Harbor Small Cap Value Fund
7,940,138.11
37,800.68
89,909.03
Harbor Unconstrained Bond Fund
1,909,903.92
9,088.69
65,656.32
Harbor Target Retirement 2010 Fund
282,962.91
0.00
0.00
Harbor Target Retirement 2015 Fund
1,077,022.89
0.00
0.00
Harbor Target Retirement 2020 Fund
2,880,965.31
0.00
0.00
Harbor Target Retirement 2025 Fund
655,062.74
0.00
0.00
Harbor Target Retirement 2030 Fund
2,504,740.73
0.00
0.00
Harbor Target Retirement 2035 Fund
272,497.21
0.00
0.00
Harbor Target Retirement 2040 Fund
1,866,767.13
0.00
0.00
Harbor Target Retirement 2045 Fund
188,678.82
0.00
0.00
Harbor Target Retirement 2050 Fund
1,583,778.62
0.00
0.00
Harbor Target Retirement Income Fund
1,739,845.56
0.00
0.00
2. At a special meeting of the shareholders of the Harbor Funds held on June 25, 2013, shareholders approved an Amended and Restated Agreement and Declaration of Trust for Harbor Funds.
For
Against/Withhold
Abstain
1,312,738,856.080
20,444,424.608
30,688,604.816